UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

800 West Madison Street, Chicago, Illinois 60607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

On June 29, 2007, MB Financial, Inc. (the “Company”) entered into an agreement to sell its Oklahoma City-based subsidiary bank, Union Bank, N.A., to Olney Bancshares of Texas, Inc. for a cash purchase price of $76.9 million, plus or minus the amount by which Union Bank’s shareholder’s equity as of the closing date exceeds or is less than $30.0 million.   The purchase price thus reflects a premium to Union Bank’s book value of $46.9 million.  The transaction, which is subject to customary closing conditions and regulatory approval, is expected to be completed within 90 to 120 days.  Prior to closing, Union Bank will sell to the Company’s lead subsidiary bank, Chicago-based MB Financial Bank, N.A., approximately $130 million in performing loans  previously purchased from and originated by MB Financial Bank.

A press release issued by the Company on July 2, 2007 announcing the agreement is attached to this report as Exhibit 99 and is incorporated herein by reference.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the sale of Union Bank will not be completed within the expected time frame, whether due to delays in receipt of regulatory approval for the transaction or the purchaser’s inability to obtain all of the financing it needs to enable it to pay the purchase price; (2) expected cost savings and synergies from our merger and acquisition activities, might not be realized within the expected time frames; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (9) our ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in the Chicago metropolitan area in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) our future acquisitions of other depository institutions or lines of business; (16) our deposit growth and deposit mix resulting from our new deposit gathering strategy may be less favorable than expected; and (17) the impact of the guidance prepared by the Office of the Comptroller of the Currency regarding concentrations in real estate lending.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99 Press Release of MB Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	July 2, 2007	By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of MB Financial, Inc.